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                      ARTICLES OF AMENDMENT
                                OF
                           STATE CYCLE

STATE OF UTAH            :
                         : ss.
County of Salt Lake      :

          We, Anthony R. Hernandez and Hugh Gardner, President and Secretary of State Cycle, a corporation created and organized under the laws of the State of Utah, do hereby certify that at a special meeting of the stockholders regularly held, pursuant to notice given in accordance with the requirements of the laws of the State of Utah, at the office of said corporation in Salt . .
 . sen either in person or by proxy, said shares of stock totalling the sum of 50,000 shares, and all of said shares having votes for the following resolution amending the articles of incorporation of the Company, to-wit:

          BE IT RESOLVED, that the Article of Incorporation of the Company be and the same are hereby changed and amended, by amending Article I and Article IV of the Articles of Incorporation, so that the amended articles will read as follows:

                            ARTICLE I

          The name of the corporation is Universal AMC, Inc.

                            ARTICLE IV

          The aggregate number of shares which the corporation shall have authority to issue is 150,000 shares of common stock of the par value of One Dollar
     ($1.00) per share, which stock shall be fully paid up;
     and is non-assessable.

          Given under our names, . . . on this 11th day of February, 1975.

                              /s/ Anthony R. Hernandez
                              President of State Cycle

                              /s/ Hugh Gardner
                              Secretary of State Cycle








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STATE OF UTAH            :
                         : ss.
County of Salt Lake      :

          On the 11th day of February, 1975, personally appeared before me, the undersigned Notary Public, Anthony R. Hernandez and Hugh Gardner, who being be me first duly sworn, severally declared that he is the person who signed the foregoing document as President and Secretary and that the statements therein contained are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal the day first above written.

                              /s/ Rita Perry
                              Notary Public
                              Residing at Salt Lake City, Utah

My Commission Expires:

September 9, 1997